Exhibit 99.1

Press Release For immediate release Brandon Burke, Investor Relations 800-241-5477

Invesco Mortgage Capital Inc. Reports First Quarter 2020 Financial Results
Atlanta - June 22, 2020 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended March 31, 2020.

Update from John Anzalone, Chief Executive Officer

“In the latter half of the first quarter, the COVID-19 pandemic led to unprecedented volatility and severe dislocations in financial markets. Uncertainty surrounding the economic impact of the pandemic produced sharply lower U.S. Treasury rates, significant declines in asset valuations and a liquidity crisis in the structured securities market. We responded to these events by initially meeting liquidity needs through asset sales before ultimately suspending margin payments to our counterparties and delaying our common and preferred stock dividends to preserve capital.

“Since March 31, 2020 we have materially de-levered our investment portfolio. We paid off all of our repurchase agreement debt and reduced our secured loans from $1.35 billion to $837.5 million. As of May 31, 2020, we have approximately $540 million of unlevered assets that we expect to benefit from further improvement in economic conditions and financial market liquidity.

“Over the next several quarters, we plan to transition capital into Agency RMBS investments as we continue to focus on increased liquidity and reduce our credit position through opportunistic sales. We expect this portfolio repositioning to produce a more normalized earnings stream as low funding costs, Federal Reserve support via asset purchases and a steepening yield curve should benefit Agency RMBS.

“Given the stability of our capital and confidence in the income generating capabilities of our investment portfolio, we are pleased to report that our Board of Directors has declared a cash dividend of $0.02 per common share for the second quarter of 2020.”

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Key performance indicators for the quarters ended March 31, 2020 and December 31, 2019 are summarized in the table below.

($ in millions, except share amounts)	Q1 ‘20	Q4 ‘19	Variance
Average Balances	(unaudited)	(unaudited)
Average earning assets (at amortized cost)	$17,837.7	$21,318.1	($3,480.4)
Average borrowings	$16,532.0	$19,676.2	($3,144.2)
Average stockholders' equity	$2,280.4	$2,595.3	($314.9)

U.S. GAAP Financial Measures
Total interest income	$186.7	$192.8	($6.1)
Total interest expense	$85.7	$106.8	($21.1)
Net interest income	$101.0	$86.0	$15.0
Total expenses	$14.1	$12.4	$1.7
Net income (loss) attributable to common stockholders	($1,627.3)	$106.9	($1,734.2)

Average earning asset yields	4.19%	3.62%	0.57%
Average cost of funds	2.07%	2.17%	(0.10%)
Average net interest rate margin	2.12%	1.45%	0.67%

Period-end weighted average asset yields*	4.55%	3.86%	0.69%
Period-end weighted average cost of funds	1.69%	2.09%	(0.40%)
Period-end weighted average net interest rate margin	2.86%	1.77%	1.09%

Book value per common share**	$5.02	$16.29	($11.27)
Earnings (loss) per common share (basic)	($10.38)	$0.75	($11.13)
Earnings (loss) per common share (diluted)	($10.38)	$0.75	($11.13)
Debt-to-equity ratio	5.4x	6.5x	(1.1x)

Non-GAAP Financial Measures***
Effective interest income	$191.4	$197.8	($6.4)
Effective interest expense	$83.8	$100.7	($16.9)
Effective net interest income	$107.6	$97.1	$10.5

Effective yield	4.29%	3.71%	0.58%
Effective cost of funds	2.02%	2.04%	(0.02%)
Effective interest rate margin	2.27%	1.67%	0.60%

* Period-end weighted average yields are based on amortized cost as of period end and incorporate future prepayment and loss assumptions.
** Book value per common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding.
*** Effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), and effective net interest income (and by calculation, effective interest rate margin) are non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of total interest income (and by calculation, average earning asset yields), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin).

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Financial Summary
The Company's operating results for the first quarter of 2020 were severely impacted by market disruption associated with the COVID-19 pandemic. The Company reported a net loss attributable to common stockholders for the first quarter of 2020 of $1.6 billion compared to net income attributable to common shareholders of $106.9 million for the fourth quarter of 2019. The first quarter of 2020 net loss attributable to common stockholders was primarily due to net losses on derivative instruments of $943.8 million and net losses on investments of $755.5 million. The Company earned net interest income of $101.0 million, up $15.0 million (17%) from $86.0 million in the fourth quarter of 2019 primarily due to a reduction in its average cost of funds to 2.07% from 2.17% during the fourth quarter of 2019.
Book value per common share for the first quarter of 2020 was $5.02 compared to $16.29 in the fourth quarter of 2019 primarily due to significant interest rate spread widening in both Agency and non-Agency assets. To improve liquidity and decrease leverage, the Company sold mortgage-backed (“MBS”) and credit risk transfer securities (“GSE CRTs”) for cash proceeds of $16.2 billion during the first quarter and repaid $11.2 billion of repurchase agreements. As a result, total average assets decreased to $17.8 billion from $21.3 billion in the fourth quarter of 2019, and total borrowings decreased to $16.5 billion from $19.7 billion. The Company reduced its debt-to-equity ratio to 5.4x as of March 31, 2020 compared to 6.5x as of December 31, 2019.
Total expenses for the first quarter of 2020 increased to approximately $14.1 million compared to $12.4 million for the fourth quarter of 2019 primarily due to fees paid for third-party legal and advisory services in connection with navigating market disruption associated with the COVID-19 pandemic totaling $1.1 million. The ratio of annualized total expenses to average equity (1) increased to 2.47% compared to 1.91% for the fourth quarter of 2019.
The Company has continued to focus on generating liquidity and reducing leverage in the second quarter of 2020. Between April 1, 2020 and May 31, 2020, the Company sold additional MBS and GSE CRTs with a fair value of $6.2 billion at March 31, 2020 for cash proceeds of $5.9 billion and its loan participation interest for cash proceeds of $21.6 million. The Company estimates that its book value per common share declined to a range of $2.65 to $3.15 as of May 31, 2020 primarily due to losses on these asset sales. As of May 31, 2020, the Company had a total investment portfolio, excluding cash and Agency CMBS purchase commitments, of approximately $1.6 billion consisting of 92% commercial credit investments, 7% residential credit investments, and 1% Agency mortgage-backed securities. Approximately $540 million of the investment portfolio was unencumbered. The Company has elected to hold its remaining non-Agency CMBS and GSE CRTs for a period of time given the Company's view that these investments will benefit from actions taken by the federal government to stimulate the economy and the market for MBS. As of May 31, 2020, the Company had a cash balance of $327.8 million, approximately $55.3 million of which was posted as collateral for secured loans. The Company's total debt was $837.5 million as of May 31, 2020.
On May 9, 2020, the Company's Board of Directors approved payment of the previously declared dividend of $0.50 per share of common stock (the "first quarter common stock dividend"). The first quarter common stock dividend will be paid on June 30, 2020 in a combination of cash and shares of the Company's common stock to stockholders of record as of May 21, 2020. The Company also declared the following dividends on its Series B and Series C Preferred Stock to its stockholders of record as of June 5, 2020: a Series B Preferred Stock dividend of $0.4844 per share payable on June 29, 2020 and a Series C Preferred Stock dividend of $0.46875 per share payable on June 29, 2020.
On June 17, 2020, the Company's Board of Directors declared a cash dividend of $0.02 per share of common stock for the second quarter of 2020. The dividend will be paid on July 28, 2020 to stockholders of record on July 6, 2020. The Board of Directors also declared a Series A Preferred Stock dividend to its stockholders of record as of July 1, 2020 of $0.4844 per share payable on July 27, 2020.

(1)The ratio of annualized total expenses to average stockholders' equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average stockholders' equity. Average stockholders' equity is calculated based on the weighted month-end balance of total stockholders' equity excluding equity attributable to preferred stockholders.

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About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect, wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Tuesday, June 23, 2020, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free: 800-857-7465
International:  1-312-470-0052
Passcode:   Invesco

An audio replay will be available until 5:00 pm ET on July 7, 2020 by calling:

888-562-6504 (North America) or 1-203-369-3940 (International).

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the ongoing spread and the economic and operational impact of the COVID-19 pandemic, the market for our target assets, our financial performance, including our core earnings, comprehensive income and changes in our book value, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Brandon Burke, 800-241-5477

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
$ in thousands, except share amounts	March 31, 2020	December 31, 2019	March 31, 2019
Interest Income
Mortgage-backed and credit risk transfer securities (1)	185,536	191,490	185,492
Commercial and other loans	1,163	1,291	1,582
Total interest income	186,699	192,781	187,074
Interest Expense
Repurchase agreements	79,042	97,993	101,875
Secured loans	6,646	8,808	11,144
Total interest expense	85,688	106,801	113,019
Net interest income	101,011	85,980	74,055
Other Income (loss)
Gain (loss) on investments, net	(755,483)	(148,511)	268,382
Equity in earnings (losses) of unconsolidated ventures	170	427	692
Gain (loss) on derivative instruments, net	(910,779)	188,682	(201,460)
Realized and unrealized credit derivative income (loss), net	(33,052)	2,896	7,884
Net loss on extinguishment of debt	(4,806)	—	—
Other investment income (loss), net	803	909	1,029
Total other income (loss)	(1,703,147)	44,403	76,527
Expenses
Management fee – related party	10,953	10,529	9,534
General and administrative	3,103	1,882	2,258
Total expenses	14,056	12,411	11,792
Net income (loss)	(1,616,192)	117,972	138,790
Dividends to preferred stockholders	11,107	11,106	11,107
Net income (loss) attributable to common stockholders	(1,627,299)	106,866	127,683
Earnings (loss) per share:
Net income attributable to common stockholders
Basic	(10.38)	0.75	1.05
Diluted	(10.38)	0.75	1.05

(1)The table below shows the components of mortgage-backed and credit risk transfer securities income for the periods presented.

	Three Months Ended
$ in thousands	March 31, 2020	December 31, 2019	March 31, 2019
Coupon interest	202,109	212,887	192,442
Net premium amortization	(16,573)	(21,397)	(6,950)
Mortgage-backed and credit risk transfer securities interest income	185,536	191,490	185,492

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended
$ in thousands	March 31, 2020	December 31, 2019	March 31, 2019
Net income (loss)	(1,616,192)	117,972	138,790
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	(186,605)	(30,054)	52,349
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	36,957	—	10,147
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(10,067)	(5,981)	(5,851)
Currency translation adjustments on investment in unconsolidated venture	480	(852)	(276)
Total other comprehensive income (loss)	(159,235)	(36,887)	56,369
Comprehensive income (loss)	(1,775,427)	81,085	195,159
Less: Dividends to preferred stockholders	(11,107)	(11,106)	(11,107)
Comprehensive income (loss) attributable to common stockholders	(1,786,534)	69,979	184,052

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands except share amounts	March 31, 2020	December 31, 2019
ASSETS
Mortgage-backed and credit risk transfer securities, at fair value (including pledged securities of $7,485,083 and $21,132,742, respectively)	8,044,808	21,771,786
Cash and cash equivalents	143,291	172,507
Restricted cash	221,688	116,995
Due from counterparties	394,424	32,568
Investment related receivable (including pledged securities of $534,524 at March 31, 2020)	832,043	67,976
Derivative assets, at fair value	—	18,533
Other assets (including pledged security of $21,577 and $44,654, respectively)	140,993	166,180
Total assets	9,777,247	22,346,545
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	6,287,746	17,532,303
Secured loans	1,350,000	1,650,000
Derivative liabilities, at fair value	302	352
Dividends payable	93,590	74,841
Investment related payable	560,807	99,561
Accrued interest payable	8,679	43,998
Collateral held payable	50,135	170
Accounts payable and accrued expenses	2,539	1,560
Due to affiliate	13,068	11,861
Total liabilities	8,366,866	19,414,646
Commitments and contingencies (See Note 14) (1)
Stockholders' Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 11,500,000 shares issued and outstanding ($287,500 aggregate liquidation preference)	278,108	278,108
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 164,966,357 and 144,256,357 shares issued and outstanding, respectively	1,650	1,443
Additional paid in capital	3,239,602	2,892,652
Accumulated other comprehensive income	129,728	288,963
Retained earnings (distributions in excess of earnings)	(2,523,923)	(814,483)
Total stockholders' equity	1,410,381	2,931,899
Total liabilities and stockholders' equity	9,777,247	22,346,545

(1)See Note 14 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

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Non-GAAP Financial Measures
The Company has historically used the following non-GAAP financial measures to analyze its operating results and believes these financial measures have been useful to investors in assessing the Company's performance as further discussed below:
•core earnings (1) (and by calculation, core earnings per common share),
•effective interest income (and by calculation, effective yield),
•effective interest expense (and by calculation, effective cost of funds),
•effective net interest income (and by calculation, effective interest rate margin), and
•repurchase agreement debt-to-equity ratio
The most directly comparable U.S. GAAP measures are:
•net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share),
•total interest income (and by calculation, earning asset yields),
•total interest expense (and by calculation, cost of funds),
•net interest income (and by calculation, net interest rate margin), and
•debt-to-equity ratio

The Company is not presenting core earnings for the three months ended March 31, 2020 ("first quarter 2020 core earnings") because core earnings excludes the material adverse impact that the market disruption caused by the COVID-19 pandemic has had on the Company's financial condition. In addition, first quarter 2020 core earnings is not indicative of the reduced earnings potential of the Company's current investment portfolio. The Company intends to resume reporting core earnings when its presentation provides a useful measure of the portfolio’s earning capacity.

The Company is also not presenting a repurchase agreement debt-to-equity ratio because this ratio as of March 31, 2020 is not indicative of how the Company has historically managed its business prior to the market disruption caused by the COVID-19 pandemic. In addition, the Company does not have any repurchase agreements as of the date of this release.
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

(1)The Company has historically calculated core earnings as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; realized and unrealized (gain) loss on GSE CRT embedded derivatives, net; (gain) loss on foreign currency transactions, net; amortization of net deferred (gain) loss on de-designated interest rate swaps; and net loss on extinguishment of debt..

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Effective Interest Income/ Effective Yield/ Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net. The Company includes its GSE CRT embedded derivative coupon interest in effective interest income because GSE CRT coupon interest is not accounted for consistently under U.S. GAAP. The Company accounts for GSE CRTs purchased prior to August 24, 2015 as hybrid financial instruments, but has elected the fair value option for GSE CRTs purchased on or after August 24, 2015. Under U.S. GAAP, coupon interest on GSE CRTs accounted for using the fair value option is recorded as interest income, whereas coupon interest on GSE CRTs accounted for as hybrid financial instruments is recorded as realized and unrealized credit derivative income (loss). The Company adds back GSE CRT embedded derivative coupon interest to its total interest income because the Company considers GSE CRT embedded derivative coupon interest a current component of its total interest income irrespective of whether the Company has elected the fair value option for the GSE CRT or accounted for the GSE CRT as a hybrid financial instrument.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense and GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net.
The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs and operating performance.

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The following tables reconcile total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended
	March 31, 2020		December 31, 2019		March 31, 2019
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	186,699	4.19%	192,781	3.62%	187,074	3.91%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	4,718	0.10%	4,987	0.09%	5,350	0.11%
Effective interest income	191,417	4.29%	197,768	3.71%	192,424	4.02%

The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended
	March 31, 2020		December 31, 2019		March 31, 2019
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	85,688	2.07%	106,801	2.17%	113,019	2.65%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	10,067	0.24%	5,981	0.12%	5,851	0.14%
Add (Less): Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(11,924)	(0.29)%	(12,091)	(0.25)%	(4,509)	(0.11)%
Effective interest expense	83,831	2.02%	100,691	2.04%	114,361	2.68%

The following table reconciles net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended
	March 31, 2020		December 31, 2019		March 31, 2019
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	101,011	2.12%	85,980	1.45%	74,055	1.26%
Add (Less): Amortization of net deferred (gain) loss on de-designated interest rate swaps	(10,067)	(0.24)%	(5,981)	(0.12)%	(5,851)	(0.14)%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	4,718	0.10%	4,987	0.09%	5,350	0.11%
Add (Less): Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	11,924	0.29%	12,091	0.25%	4,509	0.11%
Effective net interest income	107,586	2.27%	97,077	1.67%	78,063	1.34%

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Average Earning Asset Balances
The table below presents information related to the Company's average earning assets for the following periods.

	Three Months Ended
$ in thousands	March 31, 2020	December 31, 2019	March 31, 2019
Average Earning Asset Balances (1):
Agency RMBS:
15 year fixed-rate, at amortized cost	232,551	288,050	371,228
30 year fixed-rate, at amortized cost	8,422,795	10,852,691	11,780,005
Hybrid ARM, at amortized cost	35,768	57,182	243,813
Agency - CMO, at amortized cost	365,936	420,532	291,914
Agency CMBS, at amortized cost	3,543,594	4,185,558	1,129,227
Non-Agency CMBS, at amortized cost	3,552,164	3,685,198	3,361,132
Non-Agency RMBS, at amortized cost	751,090	873,774	1,084,721
GSE CRT, at amortized cost	876,341	885,571	808,296
Commercial loans, at amortized cost	23,965	24,099	27,375
Loan participation interest	33,545	45,419	54,763
Average earning assets	17,837,749	21,318,074	19,152,474

Average Earning Asset Yields (2):
Agency RMBS:
15 year fixed-rate	3.74%	3.32%	3.50%
30 year fixed-rate	3.75%	3.03%	3.38%
Hybrid ARM	4.35%	3.27%	3.48%
Agency - CMO	3.74%	3.50%	3.56%
Agency CMBS	3.65%	3.14%	3.52%
Non-Agency CMBS	5.32%	5.09%	4.98%
Non-Agency RMBS	7.17%	7.18%	6.71%
GSE CRT (3)	3.11%	3.03%	3.67%
Commercial loans	10.31%	10.49%	11.08%
Loan participation interest	5.95%	5.71%	6.14%
Average earning asset yields	4.19%	3.62%	3.91%
(1)Average balances for each period are based on weighted month-end average earning assets.
(2)Average earning asset yields for the period are calculated by dividing interest income, including amortization of premiums and discounts, by average month-end earning assets based on the amortized cost of the investments. All yields are annualized.
(3)GSE CRT average earning asset yields exclude coupon interest associated with embedded derivatives on securities not accounted for under the fair value option that is recorded as realized and unrealized credit derivative income (loss), net under U.S. GAAP.

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Average Borrowings and Cost of Funds
The table below presents information related to the Company's average borrowings and average cost of funds.

	Three Months Ended
$ in thousands	March 31, 2020	December 31, 2019	March 31, 2019
Average Borrowings (1):
Agency RMBS (2)	8,521,865	10,809,305	11,664,156
Agency CMBS	3,523,998	4,118,846	1,074,917
Non-Agency CMBS (2)	3,049,547	3,146,907	2,663,941
Non-Agency RMBS	689,249	808,299	886,554
GSE CRT	722,179	758,793	717,482
Loan participation interest	25,159	34,064	41,072
Total average borrowings	16,531,997	19,676,214	17,048,122
Maximum borrowings during the period (3)	23,132,234	20,377,801	18,474,387

Average Cost of Funds (4):
Agency RMBS (2)	2.30%	2.18%	2.59%
Agency CMBS	2.17%	2.13%	2.64%
Non-Agency CMBS (2)	2.34%	2.61%	3.24%
Non-Agency RMBS	2.67%	2.82%	3.54%
GSE CRT	2.54%	2.85%	3.49%
Loan participation interest	3.52%	3.61%	4.15%
Cost of funds	2.07%	2.17%	2.65%
Interest rate swaps average fixed pay rate (5)	1.16%	1.56%	2.43%
Interest rate swaps average floating receive rate (6)	(1.46)%	(1.89)%	(2.58)%
Effective cost of funds (non-GAAP measure) (7)	2.02%	2.04%	2.68%
(1)Average borrowings for each period are based on weighted month-end balances; all percentages are annualized.
(2)Agency RMBS and non-Agency CMBS average borrowings and cost of funds include borrowings under repurchase agreements and secured loans.
(3)Amount represents the maximum borrowings at month-end during each of the respective periods.
(4)Average cost of funds is calculated by dividing annualized interest expense excluding amortization of net deferred gain (loss) on de-designated interest rate swaps by the Company's average borrowings.
(5)Interest rate swaps average fixed pay rate is calculated by dividing annualized contractual swap interest expense by the Company's average notional balance of interest rate swaps.
(6)Interest rate swaps average floating receive rate is calculated by dividing annualized contractual swap interest income by the Company's average notional balance of interest rate swaps.
(7)For a reconciliation of cost of funds to effective cost of funds, see “Non-GAAP Financial Measures.”

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